                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by Registrant:                         [X]
Filed by a Party other than the Registrant:  [ ]

Check the appropriate Box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to (S) 240.14a-11(c) or (S)240.14a-12

                             Polyphase Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                             Polyphase Corporation
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:


/1/ Set forth amount on which the filing is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                      [POLYPHASE CORPORATION LETTERHEAD]

                                January 29, 1996

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Polyphase Corporation (the "Company"), which will be held at the Company's executive offices located at 16885 Dallas Parkway, Dallas, Texas 75248 on February 27, 1996 at 10:00 a.m. Central Time.

     At the Annual Meeting, you will be asked to consider and vote upon the following: (1) the election of six directors to hold office until the next annual election of directors by stockholders or until their respective successors shall have been duly elected and shall have qualified; (2) a proposal to approve an amendment to the 1994 Employee Stock Option Plan for Polyphase Corporation (the "1994 Employee Plan") to increase the number of shares of common stock authorized and reserved for issuance upon exercise of stock options granted pursuant to the 1994 Employee Plan by 500,000 shares; and (3) the transaction of any and all other business that may properly come before the meeting or any adjournment(s) thereof.

     Whether or not you plan to attend the meeting, please date, sign, and return the enclosed proxy for your shares of stock in the enclosed prepaid envelope. Your cooperation in returning your executed proxy promptly is appreciated. If you do attend the meeting, you may vote in person, which will effectively revoke any proxy previously submitted.

                                 Sincerely,

                                 Paul A. Tanner
                                 Chairman of the Board and
                                 Chief Executive Officer

                             POLYPHASE CORPORATION
                              16885 Dallas Parkway
                              Dallas, Texas  75248

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 27, 1996

To the Stockholders of Polyphase Corporation:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of Polyphase Corporation, a Nevada corporation (the "Company"), will be held at the Company's principal executive offices located at 16885 Dallas Parkway, Dallas, Texas 75248 on the 27th day of February, 1996, at 10:00 a.m. (Dallas, Texas time) for the following purposes:

          1. To elect six (6) directors of the Company to hold office until the next annual election of directors by stockholders or until their respective successors shall have been duly elected and shall have qualified;

          2. To consider and act upon a proposal to approve an amendment to the 1994 Employee Stock Option Plan for Polyphase Corporation (the "1994 Employee Plan") to increase the number of shares of common stock, par value $.01 per share (the "Common Stock), authorized and reserved for issuance upon exercise of stock options granted pursuant to the 1994 Employee Plan by 500,000 shares; and

          3. To transact any and all other business that may properly come before the Annual Meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on January 22, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten (10) days prior to the Annual Meeting.

     You are cordially invited to attend the Annual Meeting; whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. Your proxy will be returned to you if you should be present at the Annual Meeting and should request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  Don E. McMillen, Secretary

January 29, 1996
Dallas, Texas

                             POLYPHASE CORPORATION
                              16885 Dallas Parkway
                              Dallas, Texas  75248

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD FEBRUARY 27, 1996

                            ________________________

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The accompanying proxy is solicited by the Board of Directors on behalf of Polyphase Corporation, a Nevada corporation (the "Company"), to be voted at the 1996 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on February 27, 1996, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice") and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted for the election of the nominees under Proposal 1, in favor of the proposal specified in Proposal 2, and in the discretion of the named proxies with respect to any matters properly presented under Proposal 3.

     Management does not intend to present any business at the Annual Meeting for a vote other than Proposal 1 and Proposal 2 and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

     The executive offices of the Company are located at, and the mailing address of the Company is, 16885 Dallas Parkway, Dallas, Texas 75248.

     This proxy statement (the "Proxy Statement") and accompanying proxy are being mailed on or about January 29, 1996. The Company's Annual Report covering the fiscal year ended September 30, 1995 is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

     Any stockholder of the Company giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof either in person at the Annual Meeting, by delivering a duly executed proxy bearing a later date, or by giving written notice of revocation to the Company addressed to Don E. McMillen, Secretary, Polyphase Corporation, 16885 Dallas Parkway, Dallas, Texas 75248; no such revocation shall be effective, however, until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

     In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of Common Stock registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

     The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares of Common Stock and other costs of solicitation, are to be borne by the Company.

                               QUORUM AND VOTING

     The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on January 22, 1996 (the "Record Date"). On the Record Date, there were 13,121,966 shares of Common Stock issued and outstanding.

     Each holder of Common Stock as of the Record Date is entitled to one vote on all matters to be acted upon at the Annual Meeting and neither the Company's Articles of Incorporation nor its Bylaws allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting is required for the election of each of the nominees for director and the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote is required to approve the amendment to the 1994 Employee Plan. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum, but will have no effect on the outcome of Proposal 1 or Proposal 2.

                       SECURITY OWNERSHIP OF MANAGEMENT
                          AND PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by each person or group who owned, to the Company's knowledge, more than five percent of the Common Stock, each nominee and each of the Company's directors, each of the Named Executive Officers (as defined in "Executive Compensation"), and all of the Company's directors and executive officers as a group.

                                                                      Percent
                                            Amount and Nature of        of
                 Name                     Beneficial Ownership (1)   Class (1)
----------------------------------------  ------------------------   ---------
Paul A. Tanner..........................          510,720   (2)         3.8%

James Rudis.............................          557,400   (3)          4.1

Michael F. Buck.........................          100,000   (4)           *

George R. Schrader......................           50,000   (5)           *

Paul A. Tanner, Jr......................        2,054,500   (6)         15.4

Harold Estes (7)........................        2,000,000               15.2

The Pyrenees Group (8)..................        4,109,000               30.2

Tanner Family Trust (9).................          821,800                6.0

Elizabeth Carter Children's
 Foundation (10)........................        1,232,700                9.1

Wayne H. Creasy (11)....................          821,800                6.0

Merrill Lynch (12)......................        1,007,965                7.1

All directors and executive officers as
 a group (6 persons)....................        1,570,070  (13)         11.2

----------------
* Less than 1%.

(1) Except as noted, to the knowledge of the Company, the persons and entities named in the table have sole investment power and sole voting power as to all shares of Common Stock for which they are identified as being the beneficial owners. Information as to beneficial ownership has been furnished to the Company by such persons. Such presentation is based on 13,121,966 shares of Common Stock outstanding as of the Record Date.

(2) Includes 328,720 shares that Mr. Paul A. Tanner may be deemed to beneficially own as an 8% owner of the Pyrenees Group (see footnote 8 below). Does not include 1,232,700 shares that Mr. Paul A. Tanner may be deemed to beneficially own as a member of the board of trustees of the Elizabeth Carter Children's Foundation (the "Foundation"), a foundation formed to construct and operate a non-profit home for children (see footnote 10 below), and also does not include the remaining 3,780,280 shares of the Pyrenees Group (that Mr. Paul A. Tanner does not own as an 8% owner), which Mr. Paul A. Tanner may be deemed to beneficially own because he is the president and the sole director of the Pyrenees Group.

(3) Includes 146,500 shares that could be purchased pursuant to the exercise of stock options exercisable within 60 days subsequent to the Record Date. Also includes 410,900 shares that Mr. Rudis may be deemed to beneficially own as a 10% owner of the Pyrenees Group. See footnote 8 below.

(4) Includes 100,000 shares that could be purchased pursuant to the exercise of stock options exercisable within 60 days subsequent to the Record Date.

(5) Includes 50,000 shares that could be purchased pursuant to the exercise of stock options exercisable within 60 days subsequent to the date hereof.

(6) Includes 1,232,700 shares that Mr. Paul A. Tanner, Jr. may be deemed to beneficially own as a member of the board of trustees of the Foundation. See footnote 10. Also includes 821,800 shares that Mr. Paul A. Tanner, Jr. may be deemed to beneficially own as the trustee of the Tanner Family Trust. See footnote 9.

(7)  Mr. Estes' address is 3409 South Medford, Lufkin, Texas 75901.

(8) The address of the Pyrenees Group is 2 Kelvingate Court, Dallas, Texas 75225. The Pyrenees Group, a Nevada corporation, is owned by Paul A. Tanner (8%), James Rudis (10%), William E. Shatley (5%), Wayne H. Creasy (20%), Lefferts L. Mabie, Jr. (3%), the Tanner Family Trust (20%), the Foundation (30%), and four other investors (1% each). Mr. Paul A. Tanner, the sole member of the Board of Directors of the Pyrenees Group, has sole voting and dispositive power with respect to the shares shown. This figure of 4,109,000 shares includes options to purchase 475,000 shares of Series E Preferred Stock, which, if and when issued, would be convertible by the Pyrenees Group into 475,000 shares of Common Stock. See "Certain Transactions--The Pyrenees Option."

(9) Includes 821,800 shares that the Tanner Family Trust may be deemed to beneficially own as a 20% stockholder in the Pyrenees Group. See footnote
     8. The address of the Tanner Family Trust is 16885 Dallas Parkway, Dallas, Texas 75248. Mr. Paul A. Tanner, Jr., the trustee of the Tanner Family Trust, is the adult son of Mr. Paul A. Tanner, the Chairman of the Board, President, and Chief Executive Officer of the Company. Unless otherwise indicated, all references herein to "Mr. Tanner" shall mean Mr. Paul A. Tanner.

(10) Includes 1,232,700 shares that may be deemed to be beneficially owned by the Foundation as a 30% stockholder in the Pyrenees Group. The address of the Foundation is 9909 Inwood Road, Dallas, Texas 75220. The Foundation was formed to construct and operate a non-profit home for children. The shares of the Pyrenees Group owned by the Foundation are voted by the board of trustees of the Foundation, of which Mr. Paul A. Tanner and Mr. Paul A. Tanner, Jr. are each members.

(11) Includes 821,800 shares that Mr. Creasy may be deemed to beneficially own as a 20% stockholder in the Pyrenees Group. The address of Mr. Creasy is 3225 South Norwood, Tulsa, Oklahoma 74135.

(12) For purposes of the table above, Merrill Lynch consists of Merrill Lynch World Income Fund, Inc. ("MLW") and Convertible Holdings, Inc. ("CH"). The address of MLW and CH is c/o Merrill Lynch Asset Management, 800 Scudders Mill Road, Plainsboro, New Jersey 08536. This figure consists of 1,007,965 shares of Common Stock into which certain of the Company's bonds held by Merrill Lynch are convertible within 60 days of the Record Date. Such figure is subject to adjustment as specified in the indenture governing the terms of such bonds.

(13) Includes 328,720 shares that may be deemed to be beneficially owned by Mr. Paul A. Tanner due to his 8% ownership of the Pyrenees Group, but does not include 1,232,700 shares that Mr. Paul A. Tanner may be deemed to beneficially own as a trustee of the Foundation or the remaining 3,780,280 shares held by the Pyrenees Group (that Mr. Paul A. Tanner does not own as an 8% owner), which Mr. Paul A. Tanner may be deemed to beneficially own because he is the president and the sole director of the Pyrenees Group (see footnotes 2 and 8 hereto). Includes 443,000 shares that could be purchased pursuant to the exercise of stock options exercisable within 60 days subsequent to the Record Date. Also includes 410,900 shares that may be deemed to be beneficially owned by Mr. Rudis as a 10% owner of the Pyrenees Group, and 205,450 shares that may be deemed to be beneficially owned by Mr. William E. Shatley, an executive officer of the Company, as a 5% owner of the Pyrenees Group.


                             ELECTION OF DIRECTORS
                                  (Proposal 1)

     The Bylaws of the Company provide that the number of directors that shall constitute the whole board shall be not less than one (1) nor more than nine
(9). The number of directors presently comprising the Board of Directors is four
(4), but the Board of Directors has resolved to increase the size of the Board of Directors to six (6).

Nominees

     Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the following named nominees for the office of director of the Company, to hold office until the next annual meeting of stockholders or until their respective successors shall have been duly elected and shall have qualified. Except for Harold Estes and Paul A. Tanner, Jr., each of the nominees is presently a director of the Company.

     Information regarding each nominee is set forth in the table and text below:

                            Year First
                              Elected                Present
     Nominee           Age   Director             Office(s) Held
     -------           ---  ----------            --------------
Paul A. Tanner          65     1992     Chairman of the Board, President
                                        and Chief Executive Officer

James Rudis             46     1992     Executive Vice President and
                                        Director

Michael F. Buck         56     1989     Director

George R. Schrader      64     1994     Director

Paul A. Tanner, Jr.     42     N/A      Vice President of Letronix, Inc.

Harold Estes            55     N/A      President of Texas Timberjack, Inc.

     Paul A. Tanner was elected to the Board of Directors on December 21, 1992 and has served as Chairman of the Board, President and Chief Executive Officer since December 29, 1992. He served as Chief Financial Officer and Chief Accounting Officer from December 29, 1992 until March 2, 1994. He has been a licensed Texas Real Estate Broker for over 30 years and is President of Southland Resources, Inc., a private investment firm. Since 1956, Mr. Tanner has been the owner and Chief Executive Officer of several companies engaged in oil and gas development, real estate development, computer manufacturing and the national distribution of office and telecommunications products.

     James Rudis was elected to the Board of Directors in December 1992 and has served as Executive Vice President of the Company since March 2, 1994. He is President of Quorum Corporation, a private consulting firm involved in acquisitions and market development and has held that position since September 1984. From 1970 until

1984, he held various executive positions in CIT Financial Corporation, including that of Vice President and Regional Manager of that company's Commercial Finance Division.

     Michael F. Buck is President of Mimation Co., an operations and materials consulting firm. From August 1990 to August 1994, Mr. Buck served as Vice President of Bath Iron Works, Inc., a company engaged in building Aegis Class cruisers and destroyers for the United States Navy. From August 1989 to August 1990, Mr. Buck was a Vice President of Sabreliner Corporation, a company engaged in building, maintaining and overhauling executive jet aircraft. From March 1986 to August 1989, Mr. Buck was Vice President and Director of Procurement for International Telephone and Telegraph. He became a director of the Company in December 1989.

     George R. Schrader was appointed as a director in March 1994 to fill a vacancy on the Board of Directors. He is currently a named member of Schrader & Cline, LLC, a financial and governmental management consulting firm. From 1983 to 1993, he was a principal of Schrader Investment Company, whose activities paralleled those of Schrader & Cline, LLC. Mr. Schrader's additional experience includes 10 years as City Manager for the city of Dallas, Texas and a total of nine years experience as City Manager for the Texas cities of Mesquite and Ennis.

     Paul A. Tanner, Jr. has served as a Vice President of the Company's wholly owned subsidiary Letronix, Inc. since October 1993. From February 1990 to October 1993, he served as Vice President of Southland Resources, Inc., a private investment firm controlled by Paul A. Tanner.

     Harold Estes is the President of Texas Timberjack, Inc. ("TTI"), a wholly owned subsidiary of the Company. TTI is a distributor of industrial and commercial timber and logging equipment with locations in Lufkin, Cleveland and Jasper, Texas. Mr. Estes has been President of TTI since 1984, when he acquired TTI from Eaton Corporation.

     The Board of Directors does not contemplate that any of the above-named nominees for director will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors. Other than as disclosed above, no nominee is related by blood, marriage, or adoption to another nominee or to any executive officer of the Company or its subsidiaries or affiliates.

     Assuming the presence of a quorum, each of the nominees for director of the Company requires for his election the approval of the holders of a plurality of the shares of Common Stock represented and voting at the Annual Meeting.

Meetings of the Board of Directors and its Committees

     The Board has standing Executive, Compensation and Audit Review Committees. The Compensation Committee is comprised of Messrs. Buck and Schrader. During fiscal 1995, the Compensation Committee met two times. The Compensation Committee (i) administers the Company's employee stock option plans and approves the granting of stock options and (ii) reviews and approves compensation for officers.

     The Executive Committee is composed of Messrs. Tanner and Rudis. During fiscal 1995, the Executive Committee met sixteen times. Except as restricted under Nevada law, the Executive Committee possesses all of the powers and authority of the Board of Directors between meetings of the Board of Directors.

     The Audit Review Committee is composed of Messrs. Buck and Schrader. During fiscal 1995, the Audit Review Committee met two times. Its functions are to (i) recommend the appointment of independent accountants; (ii) review the arrangements for and scope of the audit by independent accountants; (iii) consider the adequacy of the system of internal controls and review any proposed corrective actions; and
(iv) review and monitor the Company's policies regarding business ethics and conflicts of interest.

     The full Board of Directors did not formally meet during fiscal 1995; however, on seven occasions during fiscal 1995 various matters were approved by unanimous written consent of the Board of Directors. No director attended fewer than 75% of the total number of meetings of the Committees on which such director served.

Director Compensation

     Directors who are also employees of the Company receive no additional compensation for services as directors. Nonemployee directors receive an annual fee of $1,000 and are also reimbursed for all expenses incident to their service on the Board of Directors.

     In March 1994, Mr. Schrader was granted options to purchase 50,000 shares of Common Stock. These options are exercisable at $5.25 per share (the fair market value at the date of grant), in whole or in part, and expire in March 1999.

Executive Officers

     The table and text below set forth the name, age, current position, and the principal occupation during the last five years of Mr. William E. Shatley. Mr. Shatley is an executive officer of the Company. Information with respect to the Company's two other executive officers, Messrs. Tanner and Rudis, is set forth above under the caption "--Nominees."

             Name              Age            Current Position
             ----              ---            ----------------
      William E. Shatley        49    Senior Vice President and Treasurer

     William E. Shatley was named as Senior Vice President and Treasurer of the Company in March 1994. He joined the Company in an executive capacity in October 1993, having previously served the Company on an advisory basis since the relocation of the Company's corporate offices to Texas in 1992. Mr. Shatley, a Certified Public Accountant since 1970, previously conducted his own consulting and accounting practice (1982-1993), after having served as Vice President and Chief Financial Officer of Datotek, Inc., a manufacturer of electronic communications security equipment (1977-1982) and in an executive capacity with Arthur Andersen & Co. (1968-1977).

Compliance with Section 16(a)

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the American Stock Exchange, Inc. Directors, officers and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all forms they file with the Commission pursuant to Section 16(a).

     Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during fiscal 1995 all filing requirements applicable to its directors, executive officers and greater than 10 percent beneficial owners were satisfied with the exception that (i) Messrs. Tanner, Rudis and Shatley, the Pyrenees Group, and the Foundation failed to report eleven (11) transactions each, which were reported on respective Forms 5 that were each filed late and (ii) Mr. Estes failed to report one (1) transaction, which was reported on a Form 5 that was filed late.

                            EXECUTIVE COMPENSATION

     The following table sets forth for fiscal 1995, 1994 and 1993 the compensation awarded or paid to Mr. Paul A. Tanner, the Company's Chairman of the Board, President and Chief Executive Officer, and Mr. James Rudis, the Company's Executive Vice President (collectively, the "Named Executive Officers"). Other than as indicated in the table below, no executive officer of the Company received salary plus bonus in excess of $100,000 for the fiscal year ended September 30, 1995.

                          Summary Compensation Table

                                                                                 Long-Term
                                                                               Compensation
                                          Annual Compensation                     Awards
                               ------------------------------------------    ----------------
  Name and Principal            Fiscal                       Other Annual                         All Other
       Position                  Year      Salary    Bonus   Compensation    Options/SARs (#)    Compensation
-----------------------------  --------   ---------  -----   ------------    ----------------    ------------
Paul A. Tanner...............  1995       $ 187,200  $   0   $      --(1)                   0        $  0
President, Chief               1994       $ 166,200  $   0   $      --(1)                   0        $  0
Executive Officer and          1993(2)    $       0  $   0   $   2,431(3)             182,000        $  0
Director

James Rudis..................  1995       $ 115,200  $   0   $      --(1)                   0        $  0
Executive Vice                 1994       $  96,300  $   0   $      --(1)                   0        $  0
President and Director         1993(4)    $       0  $   0   $   1,924(3)             146,500        $  0

____________________
(1) Mr. Tanner and Mr. Rudis each received certain perquisites and other personal benefits from the Company during fiscal 1994 and 1995. These perquisites and other personal benefits, however, did not equal or exceed 10% of Mr. Tanner's or Mr. Rudis', as the case may be, salary and bonus during fiscal 1994 or 1995.
(2) Mr. Tanner was elected President, Chief Executive Officer and Chief Financial Officer upon the resignation of the Company's previous Chief Executive Officer and Chief Financial Officer in December 1992. No salary or bonus was paid to Mr. Tanner during the 10 months of fiscal 1993 in which he served as President, Chief Executive Officer and Chief Financial Officer of the Company.
(3) This amount represents the estimated cost to the Company of incidental personal use of a Company-furnished automobile.
(4) Mr. Rudis became a director in December 1992 and was named Executive Vice President in March 1994. No salary or bonus has paid to Mr. Rudis during fiscal 1993.

     The following table discloses for each of the Named Executive Officers the values of their options at September 30, 1995. During the year ended September 30, 1995, no executive officers exercised stock options.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                     SEPTEMBER 30, 1995 OPTION/SAR VALUES


                         Number of Securities                       Value of Unexercised
                   Underlying Unexercised Options/SARs                  In-The-Money
                       at September 30, 1995(#)                         Options/SARs
                       ------------------------                  at September 30, 1995($)(1)
                                                                 ---------------------------
       Name          Exercisable       Unexercisable        Exercisable            Unexercisable
   -----------       -----------       -------------        -----------            -------------
Paul A. Tanner               --                  --           $      --               $       --

James Rudis.....         146,500                 --           $ 393,719               $       --

--------------

(1) Based on $3.4375 per share of Common Stock, which was the closing price per share of Common Stock on September 30, 1995 on the AMEX as reported by The Wall Street Journal

Compensation Committee Report on Executive Compensation

     The Board of Directors has established a Compensation Committee to review and approve the compensation levels of executive officers of the Company, evaluate the performance of the executive officers, consider senior management succession issues and any related matters for the Company. The Compensation Committee is charged with reviewing with the Board of Directors in detail all aspects of cash compensation for the executive officers of the Company. Stock option compensation for the executive officers is also considered by the Compensation Committee.

     The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include preserving a strong financial posture, increasing the assets of the Company, positioning the Company's assets and business operations in geographic markets and industry segments offering long term growth opportunities, enhancing shareholder value and ensuring the survival of the Company. The accomplishment of these objectives is measured against conditions prevalent in the industries within which the Company operates. In recent years these conditions reflect a highly competitive market environment and rapidly changing regional, geographic and overall industry market conditions.

     The available forms of executive compensation include base salary, cash bonus awards and incentive stock options. Performance of the Company is a key consideration (to the extent that such performance can fairly be attributed or related to such executive's performance), as well as the nature of each executive's responsibilities and capabilities. The Company's compensation policy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the long term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company's compensation policy also gives consideration to the Company's achievement of specified business objectives when determining executive officer compensation. Compensation paid to executive officers is based upon a Company-wide salary structure consistent for each position relative to its authority and responsibility compared to industry peers.

     Based on comparative industry data, and after due consideration to the factors mentioned above, the Compensation Committee set Mr. Tanner's salary at $187,200 for fiscal 1995. The Compensation Committee anticipates that it will formally meet in the near future to consider and set Mr. Tanner's compensation for fiscal 1996. Preceding such meeting, however, Mr. Tanner continues to receive a base salary of $187,200. The Company did not pay any cash bonuses to Mr. Tanner for fiscal 1995 and does not expect to pay any cash bonuses to Mr. Tanner for fiscal 1996.

     The Compensation Committee believes that the compensation of the Company's other executive officers was reasonably related to the performance of the Company and those individuals during fiscal 1995.

                                             COMPENSATION COMMITTEE

                                             Michael F. Buck
                                             George R. Schrader

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee is an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Commission Regulation S-K. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officers of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

Common Stock Performance Graph

     The following performance graph compares the five-year cumulative return of the Common Stock with that of a Board Market Index (American Stock Exchange) and a Published Industry Index (MG Industry Group 341--Multi-Industry Companies). Each index assumes $100 invested at September 30, 1990, and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
         Polyphase Corporation, Broad Market Index and Industry Index
                     (Performance Results Through 9/30/95)

                             [GRAPH APPEARS HERE]

-------------------------------------------------------------------------------------------------------------------
                         September 30,  September 30,  September 30,  September 30,  September 30,  September 30,
  Fiscal Year Ending         1990           1991           1992           1993           1994           1995
-------------------------------------------------------------------------------------------------------------------
Polyphase Corporation           100.00         666.67         100.00         966.67        1533.33         916.67
-------------------------------------------------------------------------------------------------------------------
Industry Index                  100.00         117.20         128.91         159.40         159.92         198.48
-------------------------------------------------------------------------------------------------------------------
Broad Market Index              100.00         119.92         125.15         146.91         149.73         180.41
-------------------------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Pyrenees Option

     In October 1992, the Company's Board of Directors authorized the issuance to the Pyrenees Group, or its assigns, options to purchase up to 1,000,000 shares of convertible preferred stock for $10 per share. The options were issued subject to approval by the Company's stockholders and were approved and ratified at the Company's annual meeting held May 31, 1994. The Pyrenees Group, a private investment firm in which certain executive officers of the Company are affiliated and have ownership positions, was granted these options as consideration for the sale to the Company of its collected due diligence materials for acquisitions the Pyrenees Group was contemplating, which were to be used by the Company in its own previously announced acquisition program. The options, covering Series A, B, C, D and E Preferred Stock, are summarized as follows:

                          Preferred            Conversion             Common
         Series            Shares                Price                Shares
         ------           ---------            ----------             ------
           A                125,000              $  .50              2,500,000
           B                100,000                1.00              1,000,000
           C                100,000                2.00                500,000
           D                200,000                4.00                500,000
           E                475,000               10.00                475,000
                          ---------                                  ---------
                          1,000,000                                  4,975,000
                          =========                                  =========

     In fiscal 1994, the Pyrenees Group exercised options with respect to the Series A and Series B Preferred Stock through the issuance of two 7% demand notes in an aggregate amount of $2,250,000, collateralized by the shares issued; such notes were reflected as a reduction in the stockholders' equity accounts in the consolidated balance sheet as of September 30, 1994. In fiscal 1995, the Pyrenees Group exercised the Series C option through an additional demand note bearing interest at 7% and collateralized by the shares issued. On May 5, 1995 in conjunction with the acquisition of Overhill Farms, Pyrenees paid $4,000,000 to IBM Foods, Inc. on the Company's behalf. Of this amount, $2,992,000 represented repayment of the 7% notes with the excess, $1,008,000, representing a temporary advance by Pyrenees to the Company. This amount plus other payments made by Pyrenees Group resulted in a temporary advance of $1,153,000 at September 30, 1995. Subsequent to September 30, 1995, the Company, after repayment by the Company of the $1,153,000 mentioned above, made additional cash advances to Pyrenees Group amounting to $1,514,500. During fiscal 1995, the Pyrenees Group converted Series A, B and C Preferred Stock into Common Stock. Subsequent to September 30, 1995, Pyrenees Group exercised the Series D option through an additional 7% note in the amount of $2,000,000; such preferred shares were then converted into Common Stock.

     The Company recognized a non-recurring, non-cash charge for the fair value of the options as of the date of approval by the stockholders. The fair value of the options, as determined by an independent valuation firm, amounted to $1,400,000; such amount was recorded as a non-cash charge against income with a corresponding credit to paid-in-capital.

Other Transactions

     During the year ended September 30, 1993, the Company had purchases of inventories for resale amounting to $474,000 from a company controlled by Mr. Tanner. During the fiscal year ended September 30, 1994, because the Company elected not to fully develop the business for which these inventories were originally purchased, Mr. Tanner agreed to repurchase the unsold balance of inventories, at no gain or loss to the Company, in consideration of a 7% promissory note in the amount of $369,350, which was payable on September 30, 1995. This note, together with accrued interest, was refinanced in connection with the issuance of the promissory note described below.

     During fiscal 1994, the Company made aggregate non-interest bearing cash advances to Mr. Tanner in the amount of approximately $282,000. At September 30, 1994, Mr. Tanner had repaid $150,000 of such advances. During fiscal 1995, following the repayment of the unpaid 1994 advances, additional advances amounting to approximately $63,000 were made to Mr. Tanner, which were unpaid at September 30, 1995. Subsequent to September 30, 1995, additional amounts were advanced to or on behalf of Mr. Tanner which aggregated approximately $1.5 million. Effective December 8, 1995, the unpaid balance of the 7% promissory note (plus interest) referred to in the preceding paragraph plus such unpaid advances were refinanced by Mr. Tanner through the issuance of a 12% demand note in the principal amount of $2,000,872.

     Other assets of the Company at September 30, 1995, include an insurance premium receivable of $432,006, representing insurance premiums paid by TTI on behalf of Harold Estes, President and former owner of TTI.

     In connection with the acquisition of TTI on June 24, 1994, the Company recorded a note to Estes in the amount of $9,737,719 with interest at 8% due October 31, 1994 and collateralized by all the capital stock of TTI. As of the maturity date, the Company and the seller entered into an agreement providing for the modification, extension and renewal of the note, whereby the note in the amount of $10,000,000 was to bear interest at 12% and mature on October 31, 1995. As of October 31, 1995, the seller further extended and modified the note whereby the note currently having a principal balance of $11,200,000 bears interest at 17.5% and matures on February 29, 1996. The Company anticipates that it will be required to refinance this note payable into a long-term facility and is presently in negotiations with potential lenders. The note holder has no recourse to any of the assets or capital stock of the Company or any of its other subsidiaries and no cross-default provisions exist between this note agreement and any other Company debt.

     The Company and PLY Stadium Partners, Inc., an entity presently owned by Mr. Tanner ("Stadium Partners"), have reached an agreement in principal whereby the Company is to manage a project to develop and build a domed, multi-purpose sports, entertainment and convention facility in Las Vegas, Nevada. Although the ultimate terms have yet to be finalized, it is currently anticipated that the Company will receive a monthly management fee and a percentage of all proceeds from seat and suite sales, sponsorship sales and revenues related to stadium naming rights, concession rights sales and event activities. In addition, the Company has provided 4,000,000 of debt to Stadium Partners, which is convertible into a 14% equity interest in Stadium Partners.

              PROPOSED AMENDMENT TO INCREASE THE NUMBER OF SHARES
                       SUBJECT TO THE 1994 EMPLOYEE PLAN
                                 (PROPOSAL 2)

General

     On December 15, 1995, the Board of Directors approved, subject to stockholder approval, a proposal to amend the 1994 Employee Plan to increase the number of shares of the Company's Common Stock available for issuance under the 1994 Employee Plan from 500,000 to 1,000,000.

     If approved by the stockholders at the Annual Meeting, the first sentence of Section 3 of the 1994 Employee Plan will be amended to provide as follows:

         "The Company may grant to Eligible Persons from time to time Options to purchase an aggregate of up to 1,000,000 Shares from Shares held in the Company's treasury or from authorized and unissued Shares."

     The remaining language of Section 3 will not be charged and the only effect of the amendment will be to increase the number of shares of Common Stock issuable upon the exercise of stock options granted under the 1994 Employee Plan.

     Over recent years, the Company's operations have grown substantially and rapidly. As a result, the Company now has many more employees and consultants than it did even in May 1994 when the 1994 Employee Plan was originally approved by the stockholders. The proposed amendment will provide the Company with the ability to issue options to members of its expanded employee and consultant base and will enable the Company to continue the purpose of the 1994 Employee Plan by providing additional incentives to attract and retain qualified and competent employees and consultants, upon whose judgment the success of the Company is largely dependent.

     Stockholder approval is required by Rule 16b-3 promulgated by the Commission under the Exchange Act and the rules of the American Stock Exchange, Inc. Approval of the amendment by the stockholders of the Company is advisable in order for the 1994 Employee Plan to continue to comply with Rule 16b-3. Rule 16b-3 provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Exchange Act, with respect to the acquisition of stock options, transactions relating to stock appreciation rights and the use of already owned shares of Common Stock as payment for the exercise price of stock options.

     The Company has previously registered the 500,000 shares currently issuable under the 1994 Employee Plan under the Securities Act of 1933, as amended (the "Act"). The Company intends to register the 500,000 additional shares of Common Stock issuable under this amendment under the Act, assuming the stockholders approve the proposal to increase the number of available shares.

     Since participation in the 1994 Employee Plan is voluntary and is generally open to all employees (see --"Eligibility and Participation"), it is not possible at this time to indicate the number, names or positions of employees who receive options or the number of shares for which options will be granted to any employee under the 1994 Employee Plan. The 1994 Employee Plan is not subject to the qualification requirements of Section 401 of the Code, nor is the 1994 Employee Plan subject to any provisions of ERISA.

Purpose

     The purpose of the 1994 Employee Plan is to advance the interest of the Company by providing additional incentives to attract and retain qualified and competent employees and consultants, upon whose efforts and judgment the success of the Company (including its subsidiaries) is largely dependent, through the encouragement of stock ownership in the Company by such persons. Unless the context otherwise requires, references to the Company in this discussion of the 1994 Employee Plan shall mean the Company and any corporation wherein the Company owns, directly or indirectly, 50% or more of the total combined voting power (a "Subsidiary").

Eligibility

     Those persons who are either (i) employees of the Company, (ii) under written contract (a "Consulting Contract") to provide consulting services to the Company (a "Consultant"), or (iii) directors of a Subsidiary, are eligible to participate in the 1994 Employee Plan; provided, however, that directors of the Company who are not employees of the Company are not eligible to participate in the 1994 Employee Plan. As of the date of this Proxy Statement, substantially all of the Company's full-time employees were eligible for 1994 Employee Options.

Types of Options

     The 1994 Employee Plan authorizes (i) the granting of incentive stock options ("1994 Incentive Options") to purchase Common Stock to eligible persons,
(ii) the granting of nonqualified stock options ("1994 Nonqualified Options") to purchase Common Stock to eligible persons and (iii) the use of already owned Common Stock as full or partial payment for the exercise price of options granted under the 1994 Employee Plan. Unless the context otherwise requires, the term "1994 Employee Option" includes both 1994 Incentive Options and 1994 Nonqualified Options.

Administration

     The 1994 Employee Plan is currently administered by the Compensation Committee of the Board of Directors (the "1994 Employee Plan Administrator"). The 1994 Employee Plan Administrator consists of two (2) members of the Board of Directors, each of whom is a disinterested person.

Shares of Common Stock Subject to the 1994 Employee Plan

     Assuming approval of this Proposal 2, a total of 1,000,000 shares of Common Stock (subject to adjustment as discussed below) will have been reserved for sale upon exercise of 1994 Employee Options granted under the 1994 Employee Plan. No 1994 Employee Options have been granted.

Exercise Price of 1994 Employee Options

     The 1994 Incentive Options may not be granted with an exercise price per share that is less than the fair market value of the Common Stock at the date of grant. The 1994 Nonqualified Options may be granted with any exercise price determined by the 1994 Employee Plan Administrator.

Payment of Exercise Price

     The exercise price of a 1994 Employee Option may be paid in cash, by certified or cashier's check, by money order, by personal check or by delivery of already owned shares of Common Stock having a fair market value equal to the exercise price, or by delivery of a combination of cash and already owned shares of Common Stock; provided, however, that if the optionee acquired such stock directly or indirectly from the Company, he shall have owned such stock to be surrendered for six months prior to tendering such stock for the exercise of a 1994 Employee Option.


Special Provisions for 1994 Incentive Stock Options

     An eligible employee may receive more than one 1994 Incentive Option, but the maximum aggregate fair market value of the Common Stock (determined when the 1994 Incentive Option is granted) with respect to which 1994 Incentive Options are first exercisable by such employee in any calendar year cannot exceed $100,000. In addition, no 1994 Incentive Option may be granted to an employee owning directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price is set at not less than 110% of the fair market value of the shares subject to such 1994 Incentive Stock Option on the date of grant and such 1994 Incentive Option expires not later than five (5) years from the date of grant. Awards of 1994 Nonqualified Options are not subject to these special limitations.

Nontransferability of 1994 Employee Options

     No 1994 Employee Option granted under the 1994 Employee Plan is assignable or transferable, otherwise than by will or by laws of descent and distribution. During the lifetime of an optionee, his 1994 Employee Option is exercisable only by him or his guardian or legal representative.

Exercisability of 1994 Employee Options

     The 1994 Employee Plan Administrator, in its sole discretion, may limit the optionee's right to exercise all or any portion of a 1994 Employee Option until one or more dates subsequent to the date of grant. The 1994 Employee Plan Administrator also has the right, exercisable in its sole discretion, to accelerate the date on which all or any portion of a 1994 Employee Option may be exercised.

     The 1994 Employee Plan provides that 30 days prior to certain major corporate events such as, among other things, certain changes in control, mergers or sales of substantially all of the assets of the Company (a "Major Corporate Event"), each 1994 Employee Option shall immediately become exercisable in full.

Expiration of 1994 Employee Options

     The expiration date of a 1994 Employee Option is determined by the 1994 Employee Plan Administrator at the time of the grant, but in no event may a 1994 Employee Option be exercisable after the expiration of 10 years from the date of grant of the 1994 Employee Option.

     If terminated for cause, all rights of an optionee under the 1994 Employee Plan cease and the 1994 Employee Options granted to such optionee become null and void for all purposes. The 1994 Employee Plan further provides that in most instances a 1994 Employee Option must be exercised by the optionee within 30 days after the termination of the Consulting Contract between such optionee and the company or termination of the optionee's employment with the Company, as the case may be (for any reason other than termination for cause, mental or physical disability or death), if and to the extent such 1994 Employee Option was exercisable on the date of such termination. If the optionee is not otherwise employed by or a Consultant to the Company, his 1994 Employee Option must be exercised within 30 days of the date he ceases to be a director of a Subsidiary.

     Generally, if an optionee's employment or Consulting Contract is terminated due to mental or physical disability, the optionee will have the right to exercise the 1994 Employee Option (to the extent otherwise exercisable on the date of termination) for a period of one year from the date on which the optionee suffers the mental or physical disability. If an optionee dies while actively employed by, or providing consulting services under a Consulting Contract to, the company, the 1994 Employee Option may be exercised (to the extent otherwise exercisable on the date of death) within one year of the date of the optionee's death by the optionee's legal representative or legatee.

     As described above, a 1994 Employee Option becomes exercisable in full 30 days prior to a Major Corporate Event. In anticipation of a Major Corporate Event, however, the 1994 Employee Plan Administrator may, after notice to the optionee, cancel the optionee's 1994 Employee Options on the consummation of the Major Corporate Event. The optionee, in any event, will have the opportunity to exercise his 1994 Employee Options in full prior to such Major Corporate Event.

Adjustments

     The 1994 Employee Plan provides for adjustments to the number of shares under which 1994 Employee Options may be granted, to the number of shares subject to outstanding 1994 Employee Options and to the exercise price of such outstanding 1994 Employee Options in the event of a declaration of a stock dividend or any recapitalization resulting in a stock split-up, combination or exchange of shares of Common Stock.

Certain Federal Income Tax Consequences

     Grants of 1994 Employee Options

     Under current tax laws, the grant of a 1994 Employee Option will not be a taxable event to the recipient optionee and the Company will not be entitled to a deduction with respect to such grant.

     Exercise of 1994 Nonqualified Options and Subsequent Sale of Stock

     Upon the exercise of a 1994 Nonqualified Option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of Common Stock received over the exercise price.
The taxable income recognized upon exercise of a 1994 Nonqualified Option will be treated as compensation income subject to withholding and the Company will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When Common Stock received upon the exercise of a 1994 Nonqualified Option subsequently is sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the fair market value of the Common Stock on the date of exercise; the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise.

     Exercise of 1994 Incentive Options and Subsequent Sale of Stock

     The exercise of a 1994 Incentive Option will not be taxable to the optionee, and the Company will not be entitled to any deduction with respect to such exercise. However, to qualify for this favorable tax treatment of incentive stock options under the Internal Revenue Code (the "Code"), the optionee may not dispose of the shares of Common Stock acquired upon the exercise of a 1994 Incentive Option until after the later of two years following the date of grant or one year following the date of exercise. The surrender of shares of Common Stock acquired upon the exercise of a 1994 Incentive Option in payment of the exercise price of a 1994 Employee Option within the required holding period for incentive stock options under the Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent taxable disposition of shares of Common Stock received upon exercise of a qualifying 1994 Incentive Option, the optionee generally will recognize long-term or short-term capital gain (or loss) equal to the difference between the total amount realized and the exercise price of the 1994 Employee Option.

     If a 1994 Employee Option that was intended to be an incentive stock option under the Code does not qualify for favorable incentive stock option treatment under the Code due to the failure to satisfy the holding period requirements, the optionee may recognize ordinary income in the year of the disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income an optionee shall recognize in the year of a disqualifying disposition shall be the lower of (i) the excess of the amount realized over the exercise price or (ii) excess of the fair market value of the Common Stock at the time of the exercise over the exercise price. In addition, the optionee shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the Common Stock at the time of the exercise. Such capital gain shall be taxable as long-term or short-term capital gain, depending on the optionee's holding period for such shares.

     Notwithstanding the favorable tax treatment of 1994 Incentive Options for regular tax purposes, as described above, for alternative minimum tax purposes, a 1994 Incentive Option is generally treated in the same manner as a 1994 Nonqualified Option. Accordingly, an optionee must generally include in alternative minimum taxable income for the year in which a 1994 Incentive Option is exercised the excess of the fair market value on the date of exercise of the shares of Common Stock received over the exercise price. If, however, an optionee disposes of shares of Common Stock acquired upon the exercise of a 1994 Incentive Option in the same calendar year as the exercise, only an amount equal to the optionee's ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee's calculation of alternative minimum taxable income in such calendar year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE 1994 EMPLOYEE PLAN.

                                 OTHER MATTERS
                                  (Proposal 3)

     At the time this Proxy Statement was published, the Board of Directors knew of no other matters constituting a proper subject for action by the stockholders which would be presented at the Annual Meeting. However, if any matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares represented by said proxies in accordance with their judgement on such matters.

                            INDEPENDENT ACCOUNTANTS

     The Company's independent accountants for fiscal 1994 were Price Waterhouse LLP ("Price Waterhouse"). Price Waterhouse resigned as the principal accountants for the Company on May 8, 1995. None of the reports of Price Waterhouse on the financial statements of the Company for either of fiscal 1993 or 1994 contained an adverse opinion or a disclaimer of opinion, or were qualified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding such resignation, there were no disagreements with Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

     On May 31, 1995, Ernst & Young LLP ("Ernst & Young") was engaged as principal accountants for the Company to, among other things, audit the financial statements of the Company for fiscal 1995. The selection of Ernst & Young was made by the Board of Directors upon recommendation of the Audit Review Committee. Prior to its engagement, the Company did not consult with Ernst & Young on either the application of accounting principles to a completed or proposed specific transaction, or the type of audit opinion that might be rendered on the Company's financial statements. A representative of Ernst & Young is expected to be present at the Annual Meeting and such representative will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Stockholders of the Company who intend to present a proposal for action at the 1997 Annual Meeting of Stockholders of the Company must notify the Company's management of such intention by notice received at the Company's principal executive offices no later than September 27, 1996.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              PAUL A. TANNER
                              Chairman of the Board and
                              Chief Executive Officer

January 29, 1996
Dallas, Texas

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS, WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR STOCK TO BE VOTED, ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        1994 EMPLOYEE STOCK OPTION PLAN
                                      FOR
                             POLYPHASE CORPORATION

     Section 1. Purpose. The purpose of this 1994 Employee Stock Option Plan for Polyphase Corporation is to advance the interests of Polyphase Corporation, a Pennsylvania corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent employees and consultants for the Company and its subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

     Section 2. Definitions. As used herein, the follo wing terms shall have the meaning indicated:

             (a) "Act" shall mean the Securities Exchange Act of 1934, as amended.

             (b)  "Board" shall mean the Board of Directors of the Company.

             (c) "Business Day" shall mean (i) if the Shares trade on a national exchange, any day that the national exchange on which the Shares trade is open or (ii) if the Shares do not trade on a national exchange, any day that commercial banks in the City of New York are open.

             (d)  "Commission" shall mean the Securities and Exchange
     Commission.

             (e) "Committee" shall mean the Compensation Committee of the Board or other committee, if any, appointed by the Board pursuant to
     Section 14 hereof.

             (f) "Company" shall mean Polyphase Corporation, a Pennsylvania corporation.

             (g) "Date of Grant" shall mean the date on which the Committee takes formal action to grant an Option to an Eligible Person, provided it is followed, as soon as reasonably possible, by written notice to the Eligible Person of the grant.

             (h)  "Director" shall mean a member of the Board.

             (i) "Disinterested Person" shall mean a person who, at the time he acts on the granting of any Option, is not eligible, and within one year prior thereto has not been eligible, to receive Shares or stock options or other rights convertible into Shares under the Plan or any other plan of the Company, except participations in other plans of the Company as allowed pursuant to rule 16b-3(c)(i) that do not disqualify such person from being a disinterested person.

             (j) "Eligible Person(s)" shall mean those persons who are (i) under written contract (a "Consulting Contract") with the Company or a Subsidiary to provide consulting services to the Company or a Subsidiary (a "Consultant"), (ii) Employees or (iii) members of the Board of Directors of any Subsidiary, but excluding Directors who are not Employees.

             (k) "Employee(s)" shall mean those persons who are employees of the Company or who are employees of any Subsidiary.

             (l)  "Fair Market Value" shall mean:

                        (i) If Shares are listed on a national securities exchange at the date of determining the Fair Market Value,

                              (A) The mean of the high and low sales price on such exchange on the date of reference as reported in any newspaper of general circulation, or

                              (B) If the Shares shall not have traded on such exchange on such date, the mean of the high and low sales price on such exchange on the next day prior thereto on which the Shares were so traded as reported in any newspaper of general circulation; or

                        (ii) If Shares shall not be listed as provided in Subsection 2(l)(i), a value determined by any fair and reasonable means prescribed by the Committee.

             (m) "Incentive Stock Option" shall mean an option that is an incentive stock option as defined in Section 422 of the Internal Revenue Code.

             (n) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

             (o) "Nonqualified Stock Option" or "Nonincentive Stock Option" shall mean an option that is not an incentive stock option as defined in
     Section 422 of the Internal Revenue Code.

             (p) "Option" (when capitalized) shall mean any option granted under this Plan.

             (q) "Optionee" shall mean a person to whom an Option is granted or any successor to the rights of such Option under this Plan by reason of the death of such person.

             (r) "Plan" shall mean this 1994 Employee Stock Option Plan for Polyphase Corporation.

             (s) "Share(s)" shall mean a share or shares of the Common Stock, no par value per share, of the Company.

              (t) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Section 3.   Shares and Options.

     (a) The Company may grant to Eligible Persons from time to time Options to purchase an aggregate of up to five hundred thousand (500,000) Shares from Shares held in the Company's treasury or from authorized and unissued Shares.
If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Nonqualified Stock Option as determined by the Committee at the Date of Grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to persons who are Employees.

     (b) The aggregate Fair Market Value (determined at the Date of Grant of the Option) of the Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent and subsidiary of the Company (as defined in Section 425 of the Code) shall not exceed $100,000.

     Section 4.   Conditions for Grant of Options.

     (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from Eligible Persons. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

     (b) In granting Options, the Committee shall take into consideration the contribution the person has made or may make to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, relating an Option to achievement of specific goals established by the Committee or the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

     (c) The Committee in its sole discretion shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Option.

     Section 5. Exercise Price. The exercise price per Share of any Option shall be any price determined by the Committee; provided, however, that the exercise price for any Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

     Section 6.   Exercise of Options.  An Option shall be deemed exercised when
(i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company or a Subsidiary to withhold in accordance with applicable federal or state income tax withholding requirements. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, by personal check or with Shares (but with Shares only if permitted by an Option agreement or otherwise permitted by the Committee in its sole discretion at the time of exercise and provided that if the Optionee acquired such stock to be surrendered directly or indirectly from the Company, he shall have owned such stock for six months prior to using such stock to exercise an Option) or by a combination of the above. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Company.

     Section 7.   Exercisability of Options.

     (a) Any Option shall become exercisable in such amounts and at such intervals as the Committee shall provide in any Option, except as otherwise provided in this Section 7; provided in each case that the Option has not expired on the date of exercise.

     (b) The expiration date of an Option shall be determined by the Committee at the Date of Grant, but in no event shall an Option be exercisable after the expiration of ten (10) years from the Date of Grant.

     (c) An Option shall not be exercisable prior to the six-month anniversary of its Date of Grant.

     (d) The Committee may in its sole discretion accelerate the date on which any Option may be exercised.

     (e) On the date thirty (30) days prior to any occurrence described in Subsections (7)(e)(i), (ii) or (iii), but only where such anticipated occurrence actually takes place, notwithstanding the exercise schedule in an Option, each Option shall immediately become exercisable in full where there (i) is any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan) that has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of (x) the voting stock of the Company or (y) of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction; (ii) is a merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive; (iii) is a sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company.

     (f) Notwithstanding any provisions hereof to the contrary, if any Option is accelerated under Subsection 7(d) or (e), the portion of such Option that may be exercised to acquire Shares that the Optionee would not be entitled to acquire but for such acceleration (the "Acceleration Shares"), is limited to that number of Acceleration Shares that can be acquired without causing the Optionee to have an "excess parachute payment" as determined under Section 280G of the Code, determined by taking into account all of the Optionee's "parachute payments" determined under Section 280G of the Code. If as a result of this Subsection 7(f), the Optionee may not acquire all of the Acceleration Shares, then the Acceleration Shares that the Optionee may acquire shall be the last shares that the Optionee would have been entitled to acquire had this Option not been accelerated.

     Section 8.   Termination of Option Period.

     (a) Unless otherwise provided in any Option, the unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

            (i) except as provided in Subsection 8(a)(iii), thirty (30) days after the date that Optionee ceases to be employed by the Company or a Subsidiary or ceases to be a Consultant to the Company or a Subsidiary, as the case may be, regardless of the reason therefor other than as a result of such termination by reason of (x) death, (y) mental or physical disability of Optionee as determined by a medical doctor satisfactory to the Committee or (z) termination of Optionee's employment or Consulting Contract, as the case may be, with the Company or a Subsidiary for cause;

           (ii) except as provided in Subsection 8(a)(iii), one (1) year after the date on which the Optionee suffers a mental or physical disability as determined by a medical doctor satisfactory to the Committee;

          (iii) (y) one (1) year after the date that Optionee ceases to be a Consultant to or ceases to be employed by, as the case may be, the Company or a Subsidiary, by reason of death of the Optionee, or (z) six (6) months after the date on which the Optionee shall die, if the Optionee's death shall occur during the thirty-day period described in Subsection 8(a)(i) or the one-year period described in Subsection 8(a)(ii);

           (iv) the date that Optionee ceases to be a Consultant to or ceases to be employed by, as the case may be, the Company or a Subsidiary as a result of a termination for cause;

            (v) with respect to Options held by a person who is a member of the Board of Directors of a Subsidiary who is not also an Employee or Consultant, thirty (30) days after the date that Optionee ceases to be a member of such Board of Directors; and

           (vi) the tenth (10th) anniversary of the Date of Grant of the Option.

     (b) If provided in an Option, the Committee in its sole discretion may, by giving written notice (a "Cancellation Notice") cancel, effective upon the date of the consummation of any of the transactions described in Subsection 7(e), all or any portion of such Option that remains unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval of such transaction.

     Section 9.   Adjustment of Shares.

     (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

           (i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under the Plan, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

          (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to outstanding Options, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

     (b) The Committee may change the terms of Options outstanding under this Plan, with respect to the exercise price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of any corporate transaction.

     (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Shares reserved for issuance under the Plan or the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

     (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (2) any merger or consolidation of the Company; (3) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (4) the dissolution or liquidation of the Company; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

     Section 10. Transferability of Options. Each Option shall provide that such Option shall not be transferrable by the Optionee otherwise than by will or the laws of descent and distribution and that so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise such Option.

     Section 11. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, the agreement evidencing the Option or any law or regulation including, but not limited to, the following:

           (i) A representation, warranty or agreement by the Optionee to the Company at the time any Option is exercised that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

          (ii) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

     Section 12. Options for 10% Shareholder. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly (or indirectly through attribution under Section 425(d) of the Code) at the Date of Grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary [as defined in Section 425 of the Internal Revenue Code] at the Date of Grant) unless the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the Date of Grant, and the period during which the Incentive Stock Option may be exercised does not exceed five (5) years from the Date of Grant.

     Section 13. Nonqualified Stock Options. Nonqualified Stock Options may be granted hereunder and shall be subject to all terms and provisions hereof except that each such Nonqualified Stock Option (i) must be clearly designated as a Nonqualified Stock Option; (ii) may be granted for Shares in excess of the limits contained in Subsection 3(b) of this Plan; and (iii) shall not be subject to Section 12 of this Plan. If both Incentive Stock Options and Nonqualified Stock Options are granted to an Optionee, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type.

     Section 14.   Administration of the Plan.

     (a) The Plan shall be administered by the Compensation Committee of the Board or other committee thereof as appointed by the Board (herein called the "Committee") consisting of not less than two (2) members of the Board all of whom are Disinterested Persons. Except for the powers set forth in Section 17, the Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

     (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

     (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or
(ii) without a meeting by the written approval of a majority of the members of the Committee.

     (d) Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan or any Option; (ii) to construe the terms of this Plan or any Option; (iii) as provided in Subsection 9(a), upon certain events to make appropriate adjustments to the exercise price and number of Shares subject to this Plan and Option; and (iv) to make all other determinations and perform all other acts necessary or advisable for administering this Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or any Option in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Subsection 14(d), and such determinations shall be final, binding and conclusive.

     Section 15.   Government Regulations.

     This Plan, Options and the obligations of the Company to sell and deliver Shares under any Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     Section 16.   Miscellaneous.

     (a) The proceeds received by the Company from the sale of Shares pursuant to an Option shall be used for general corporate purposes.

     (b) The grant of an Option shall be in addition to any other compensation paid to the Optionee or other stock option plans of the Company or other benefits with respect to Optionee's position with the Company or its Subsidiaries. The grant of an Option shall not confer upon the Optionee the right to continue as an Employee or Consultant, or interfere in any way with the rights of the Company to terminate his or her status as an Employee or Consultant.

     (c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to this Plan or any Option, and members of the Board and the Committee shall, in addition to all other rights of indemnification and reimbursement, be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, or expense to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

     (d) Any issuance or transfer of Shares to an Optionee, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions of this Plan or the applicable Option, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Optionee, legal representative, heir, legatee or distributee as a condition precedent to such payment or issuance or transfer of Shares, to execute a release and receipt for such payment or issuance or transfer of Shares in such form as it shall determine.

     (e) Neither the Committee nor the Company guarantees Shares from loss or depreciation.

     (f) All expenses incident to the administration, termination, or protection of this Plan or any Option, including, but not limited to, legal and accounting fees, shall be paid by the Company; provided, however, the Company may recover any and all damages, fees, expenses and costs arising out of any actions taken by the Company to enforce its rights under this Plan or any Option.

     (g) Records of the Company shall be conclusive for all purposes under this Plan or any Option, unless determined by the Committee to be incorrect.

     (h) The Company shall, upon request or as may be specifically required under this Plan or any Option, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under this Plan or any Option.

     (i) The Company assumes no liability to any Optionee or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Committee.

     (j) Any action required of the Company or the Committee relating to this Plan or any Option shall be by resolution of its Board, the Committee or by a person authorized to act by resolution of the Board or the Committee.

     (k) If any provision of this Plan or any Option is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Option, but such provision shall be fully severable, and the Plan or Option, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Option, as applicable.

     (l) Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Option shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified by written notice delivered in accordance with this Subsection 16(l) or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Subsection 16(l). The Company or the Optionee may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices. Until changed in accordance with this Option, the Company and the Optionee shall specify as its and his address for receiving notices the address set forth in this Option pertaining to the Shares to which such notice relates.

     (m)  Any person entitled to notice under this Plan may waive such notice.

     (n) This Option shall be binding upon the Optionee, his legal representatives, heirs, legatees and distributees upon the Company, its successors, and assigns, and upon the Board, the Committee and its successors.

     (o) The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of this Plan's provisions.

     (p) All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law or Pennsylvania corporate law that is controlling. The obligation of the Company to sell and deliver Shares under this Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

     (q) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Option dictates, the plural shall be read as the singular and the singular as the plural.

     Section 17. Amendment and Discontinuation of the Plan. The Committee may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, except to the extent provided in Section 9, no such amendment may, without approval by the shareholders of the Company, (a) increase the number of Shares reserved for Options or change the class of employees eligible to receive Options, (b) permit the granting of Options that expire beyond the maximum 10-year period described in Subsection 7(b), or (c) extend the termination date of the Plan as set forth in Section 18; and provided, further, that, except to the extent provided in Section 8, no amendment or suspension of the Plan or any Option issued hereunder shall, except as specifically permitted in any Option, substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

     Section 18. Effective Date and Termination Date. The effective date of the Plan is the date set forth below, on which the date the Board adopted this Plan; provided, however, if the Plan is not approved by the shareholders of the Company within twelve (12) months after the effective date then, in such event, the Plan and all Options granted pursuant to the Plan shall be null and void. The Plan shall terminate on the tenth anniversary of the effective date.

ADOPTED BY THE BOARD:                                  MARCH 3, 1994
EFFECTIVE DATE:                                           MARCH 3, 1994
RATIFIED BY THE SHAREHOLDERS:                             MAY 31, 1994

     Executed to evidence the 1994 Employee Stock Option Plan of Polyphase Corporation adopted by the Board on March 3, 1994 and the Shareholders on May 31, 1994.

                                        POLYPHASE CORPORATION


                                        By:/s/ Paul A. Tanner
                                           ------------------------------------
                                        Name:  Paul A. Tanner
                                        Title: President

                                     PROXY

                             POLYPHASE CORPORATION
                              16885 DALLAS PARKWAY
                              DALLAS, TEXAS 75248

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Paul A. Tanner and James Rudis, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of the common stock of Polyphase Corporation (the "Company"), held of record by the undersigned on January 22, 1996 at the Annual Meeting of Stockholders of the Company to be held on February 27, 1996 and any adjournment(s) thereof.

  THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, IN FAVOR OF THE PROPOSAL SPECIFIED IN PROPOSAL 2, AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 3.

                                                                  -------------
                    (TO BE DATED AND SIGNED ON REVERSE SIDE)       SEE REVERSE
                                                                       SIDE
                                                                  -------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   X  PLEASE MARK
     YOUR VOTES
     AS IN
     THIS EXAMPLE.

                                  WITHHOLD AUTHORITY
                                  to vote for all nominees
                           FOR  listed below                 FOR AGAINST ABSTAIN
 1. ELECTION OF DIRECTORS  [_]   [_]    2. Proposal to amend [_]   [_]     [_]
  FOR all nominees listed                  the 1994 Employee Stock
(except as marked to the contary below)    Option Plan for
                                           Polyphase Corporation to
                                           increase the number of shares
--------------------                       of Common Stock authorized and
                                           reserved for issuance upon
NOMINEES: Paul A. Tanner,                  exercise of stock options
          Michael F. Buck,                 granted pursuant to such plan
          James Rudis,                     by 500,000 shares.
          George R. Schrader,
          Harold Estes and              3. In their discretion,[_]   [_]     [_]
          Paul A. Tanner, Jr.              the proxies are authorized
                                           to vote upon such other
                                           business as may properly
                                           come before the meeting.

                                           THIS PROXY IS SOLICITED ON
                                          BEHALF OF THE BOARD OF
                                          DIRECTORS. THIS PROXY WILL BE
                                          VOTED AS DIRECTED. IN THE
                                          ABSENCE OF DIRECTION, THIS
                                          PROXY WILL BE VOTED FOR THE
                                          FIVE NOMINEES FOR ELECTION, AND
                                          FOR PROPOSALS 2 AND 3.

                                          STOCKHOLDERS ARE URGED TO DATE,
                                          MARK, SIGN AND RETURN THIS
                                          PROXY PROMPTLY IN THE ENVELOPE
                                          PROVIDED, WHICH REQUIRES NO
                                          POSTAGE IF MAILED WITHIN THE
                                          UNITED STATES.


SIGNATURE(S) ________________________________________ DATE ______________, 1996

NOTE: Please sign exactly as name or names appear on stock certificate (as indicated hereon).